SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported): February 9, 2005


                                FONIX CORPORATION
             (Exact name of registrant as specified in its Charter)


         Delaware                   0-23862                  22-2994719
(State or other jurisdiction    (Commission File Number)   (IRS Employer
  of incorporation)                                     Identification No.)


9350 South 150 East, Suite 700, Sandy, Utah              84070
(Address of principal executive offices)              (Zip Code)


Registrant's Telephone Number, Including Area Code:  (801) 553-6600



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ITEM 3.02 SALE OF UNREGISTERED SECURITIES.

Shares Issued on Conversion of Preferred Stock

         As previously reported, effective as of January 29, 2004, Fonix Corporation (the "Company") entered into a Series I 8% Convertible Preferred Stock Purchase Agreement (the "Series I Agreement") with The Breckenridge Fund, LLC ("Breckenridge"). Under the Series I Agreement, the Company issued a total of 3,250 shares of its Series I 8% Convertible Preferred Stock (the "Series I Preferred Stock"), which are convertible into shares of the Company's common stock according to the terms and conditions set forth therein.

         In February 2005, the Company received a conversion notice from Breckenridge converting 400 shares of the Series I Preferred Stock into shares of the Company's Common Stock. On February 9, 2004, the Company issued 3,874,092 shares of Common Stock to Breckenridge in connection with the conversion the shares of Series I Preferred Stock.

         The shares of common stock were issued to Breckenridge under the Series I Agreement without registration under the 1933 Act in reliance on Section 4(2) of the 1933 Act and the rules and regulations promulgated thereunder, including Regulation D. The issuance was made in connection with a private offering under the Agreement, and no public solicitation or offering was made. The resales of the shares by Breckenridge were registered under a registration statement on Form S-2. Breckenridge is identified as an underwriter in the registration statement with respect to the shares it receives in connection with the Agreement.

         The Company did not receive any proceeds at the time of the conversions of the shares of Series I Preferred Stock.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       FONIX CORPORATION
                                       (Registrant)



Date: February 11, 2005


                                       By: /s/ Roger D. Dudley
                                          ------------------------------------
                                          Roger D. Dudley
                                          Executive Vice President and
                                          Chief Financial Officer
                                          (Principal Accounting Officer)